Company Contact:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO TO COMMENT ON FISCAL 2007 GUIDANCE

New York, NY – January 17, 2008 – The Warnaco Group, Inc. (NASDAQ: WRNC) announced today that, in conjunction with its appearance at the Tenth Annual ICR XChange Conference, Company management will comment on preliminary results for fiscal 2007, stating that the Company currently expects to meet or exceed both its revenue and earnings per share guidance, previously estimated as follows: on an as adjusted basis (excluding businesses expected to be discontinued in 2008 and restructuring expenses), net revenue growth of  11%-12% over comparable fiscal 2006 levels and diluted earnings per share from continuing operations in the range of $2.10 - $2.18 (assuming minimal pension expense).

A live webcast of the presentation, scheduled for Thursday January 17, 2008 at 11:00 am EST, will be available on the investor relations page of Warnaco’s website at www.warnaco.com.

The attached schedule, as provided on November 5, 2007, contains a reconciliation of net revenue growth and diluted earnings per share from continuing operations, on a GAAP basis (10.3% - 11.3% and $1.46 - $1.51 per diluted share, respectively), to the ‘as adjusted’ fiscal 2007 guidance set forth above.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear,

jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, Body Nancy Ganz®, and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men's and women's underwear, men’s and women’s bridge apparel and accessories, men's and women's  jeans and jeans accessories, junior women's and children's jeans and men’s and women's swimwear.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the presentation scheduled for January 17, 2008 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability); economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; disruptions in the Company's operations caused by difficulties with the new systems infrastructure; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its strategic objectives, including gross margin, SG&A and operating profit goals, as a result of one or more of the factors described above or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE WARNACO GROUP, INC.
FISCAL 2007 OUTLOOK
(Dollars in thousands, except per share amounts)
(Unaudited)

NET REVENUE GUIDANCE		Percentages
Estimated growth in net revenues in fiscal 2007 over comparable fiscal 2006 levels.		(Unaudited)
	GAAP basis	10.30%	to	11.30%
	Effect of classifying certain operations as discontinued:
	Elimination of Designer Swimwear - discontinued in 2008 (a)	0.70%	to	0.70%

	As adjusted (Non-GAAP basis) (c)	11.00%	to	12.00%

EARNINGS PER SHARE GUIDANCE		U.S. Dollars
Diluted Income per common share from continuing operations		(Unaudited)
	GAAP basis	$ 1.46	to	$ 1.51
	Restructuring charges (b)	0.56	to	0.58
	Effect of classifying certain operations as discontinued:
	Elimination of Designer Swimwear - discontinued in 2008 (a)	0.08	to	0.09

	As adjusted (Non-GAAP basis) (c)	$ 2.10	to	$ 2.18

(a)	Includes the Company's remaining Designer Swimwear businesses (excluding the Calvin Klein swim business) which
	businesses the Company intends to classify as discontinued operations for financial reporting purposes in fiscal 2008.

(b)	Reflects approximately $26,500 to $27,500 of restructuring charges (net of an income tax benefit of approximately
	$10,000) for fiscal 2007 primarily related to management's initiatives to increase productivity and profitability in the
	Swimwear Group including (i) the closure of a swim goggle manufacturing facility in Canada and the rationalization of
	the Company's workforce in California and Mexico incurred during the first half of fiscal 2007 and (ii) the
	sale of the Company's Mexican manufacturing plants in the fourth quarter of fiscal 2007.

(c)	The Company believes it is useful for users of the Company's financial statements to be made aware of the "adjusted"
	net revenue growth and per share amounts related to the Company's income from continuing operations as such
	measures are used by management to evaluate the operating performance of the Company's continuing
	businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial
	measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The
	Company presents such non-GAAP financial measures in reporting its projected results to provide investors
	with an additional tool to evaluate the Company's operating results.